Exhibit 99.1

FOR IMMEDIATE RELEASE
Hudson Valley Holding Corp.	CONTACT
21 Scarsdale Road	James J. Landy
Yonkers, NY 10707	President & CEO
(914) 771-3230

Stephen R. Brown
SEVP, CFO & Treasurer
(914) 771-3212

Wendy Croker
First VP, Shareholder Relations
(914) 771-3214

HUDSON VALLEY HOLDING CORP.
ANNOUNCES STOCK REPURCHASE PROGRAM

YONKERS, NY, May 21, 2009…William E. Griffin, Chairman of the Board of Hudson Valley Holding Corp., announced that the Company will repurchase up to 25,000 shares of the Company’s common stock at a price of $40.00 per share, limited to the repurchase of up to 1,000 shares from each beneficial holder. The program begins June 1, 2009, and expires July 17, 2009. To participate, a holder must submit the necessary documentation with a completed Letter of Transmittal no later than the expiration date of the program on July 17, 2009, at 5:00 p.m.

“Our goal is to continue to provide liquidity by allowing our shareholders the opportunity to sell shares to the Company. We anticipate that the Board will consider additional repurchase programs during the year, as we have in the past, but the number of shares to be repurchased and the initiation of each repurchase program will be evaluated by the Board in light of the performance of the Company, its capital position and capital needs, as well as banking laws, regulations and announcements applicable to the Company,” Mr. Griffin said.

The Company reserves the right to modify, amend, suspend or terminate the repurchase program.

To participate in the program, shareholders will need to obtain specifics of the terms and conditions of the repurchase program and the Letter of Transmittal, both of which are available by contacting Wendy Croker, Shareholder Relations or through the Bank’s web-site at www.hudsonvalleybank.com under the tab “Shareholder Information.”

##

Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and New York National Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2.5 billion in assets, serving the metropolitan area with 30 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County, CT.  HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc.  NYNB is a Bronx based bank with approximately $140 million in assets serving the local communities of the Bronx, Manhattan and Roosevelt Island with four branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.’s stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board.  Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.

******************************************************************************************************************

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in Hudson Valley Bank’s operations or earnings, or a decline in the economy in the New York Metropolitan area.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.